EXHIBIT 23.1

                         HYPERMEDIA COMMUNICATIONS, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67172) of HyperMedia Communications, Inc. of our report dated February 5, 1998, except for Notes 5 and 11 which are as of March 19, 1998, appearing on pages 36 and 41 of this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
San Jose, California
March 26, 1998